As filed with the Securities and Exchange Commission on July 21, 1999
--------------------------------------------------------------------------------
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                               FSF FINANCIAL CORP.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

              Minnesota                                          41-1783064
-------------------------------                              -------------------
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

             201 Main Street South, Hutchinson, Minnesota 55350-2573
                                 (320) 234-4500
              -----------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                   of Registrant's Principal Executive Office)

                               Mr. Donald A. Glas
                      Co-Chair and Chief Executive Officer
                               FSF Financial Corp.
             201 Main Street South, Hutchinson, Minnesota 55350-2573
                                 (320) 234-4500
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                  Please send copies of all communications to:
                            Gregory A. Gehlmann, Esq.
                            MALIZIA SPIDI & FISCH, PC
                       1301 K Street, N.W., Suite 700 East
                             Washington, D.C. 20005

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
------------------------------------- ---------------- ---------------------------- ------------------------- ----------------------
Title of Shares                        Amount to be    Proposed Maximum Aggregate       Proposed Maximum            Amount of
to be Registered                        Registered     Price Per Unit (1)           Aggregate Offering Price     Registration Fee
------------------------------------- ---------------- ---------------------------- ------------------------- ----------------------

Common Stock                             116,800                $13.8125                 $1,613,300                 $448.50

------------------------------------- ---------------- ---------------------------- ------------------------- ----------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales price of the Common Stock as reported by the Nasdaq National Market on July 19, 1999.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS



                                 116,800 Shares


                               FSF Financial Corp.
                              201 Main Street South
                        Hutchinson, Minnesota 55350-2573
                             Telephone: 320-234-4500

                             ----------------------

                                  Common Stock

                             ----------------------

         This prospectus relates to the offer and sale of up to 116,800 shares of our common stock by selling shareholders listed under the caption "Selling Shareholders" on page 5. We will not receive any proceeds from sales by the selling shareholders. Our agreement with the selling shareholders is described in more detail on page 5.

                             ----------------------

     Our common stock is quoted on the Nasdaq National Market under the symbol "FFHH." On July 19, 1999, the last reported sale price of the common stock on the Nasdaq National Market was $13.8125 per share. Our shares of common stock will be offered as discussed under the caption "Plan of Distribution" on page 6.

                             ----------------------

You should carefully read the factors set forth in "Risk Factors" beginning on page 3.

                             ----------------------

The Securities offered hereby are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

                              ----------------------

The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------


                The date of this Prospectus is __________, 1999.

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus (including information included or incorporated by reference into this prospectus) contains forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business. The words "believes," "expects," "anticipates" or similar words are intended to identify forward-looking statements. The forward-looking statements are based on our management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to them. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements.

         Factors that may cause our actual results to differ materially from our expectations include the following possibilities in addition to those described in "Risk Factors":

o significant increase in competitive pressures among depository and other financial institutions;

o    changes in the interest rate environment resulting in reduced margins;

o general economic or business conditions, either nationally or in Minnesota, being less favorable than expected, which would result in, among other things, a deterioration in credit quality or a reduced demand for credit;

o legislative or regulatory changes adversely affecting the businesses in which we and our subsidiaries engage;

o    changes in the securities markets; and

o changes in the banking industry including the effects of consolidation resulting from possible mergers of financial institutions.

                                  RISK FACTORS

         In addition to the other information in this prospectus, you should carefully consider the following risk factors in deciding whether to invest in the common stock.

         Future changes in interest rates may reduce our profits.

         Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

o the interest income we earn on interest-earning assets, such as mortgage loans and investment securities; and

o the interest expense we pay on our interest-bearing liabilities, such as deposits and amounts we borrow.

         Most of our mortgage loans have rates of interest which are fixed for the life of the loan and are generally originated for periods of up to 30 years, while our deposit accounts have significantly shorter periods to maturity. Because our interest-earning assets generally have fixed rates of interest and have longer effective maturities than our interest-bearing liabilities, the yield on our interest-earning assets generally will adjust more slowly to changes in interest rates than the cost of our interest-bearing liabilities, which are primarily time deposits. As a result, our net interest income may be reduced when interest rates increase significantly for long periods of time. In addition, rising interest rates may reduce our earnings because there may be a lack of customer demand for loans. Declining interest rates may also reduce our net interest income if adjustable rate or fixed rate mortgage loans are refinanced at reduced rates or paid off earlier than expected, and we reinvest these funds in assets which earn us a lower rate of interest.

         Fluctuations in interest rates are not predictable or controllable. We have attempted to structure our asset and liability management strategies to mitigate the impact of changes in market interest rates on our net interest income. However, there can be no assurance that we will be able to manage interest rate risk so as to avoid significant adverse effects in our net interest income.

         A downturn in the health of the economy or changes in the Federal Reserve's monetary policy could affect our net interest income and reduce our profitability.

         A downturn in the economy could affect us in the following ways, among others:

o    the amount of funds available for deposit could be reduced;

o    the ability of borrowers to repay their loans could be hurt; and

o    the strength of credit demands by customers could decline.

         In addition, the banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve. These monetary policies have significant effects on the operating results of banks. Changes in monetary policies may affect the ability of the banks to attract deposits, make loans and manage interest rate risk.

         Changes in laws or regulations could hurt our profitability.

         We operate in a highly regulated industry and are subject to the supervision and examination by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. The federal and state banking laws and regulations limit the manner in which we and the banks may conduct business and obtain financing. Changes in the laws and regulations that govern us could restrict our operations or impose burdensome requirements upon us. This could reduce our profitability.

         Our operations may be adversely affected if we, or certain persons with whom we do business, fail to resolve Year 2000 issues.

         Rapid and accurate data processing is essential to our operations. Many computer programs that can only distinguish the final two digits of the year entered are expected to read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or are expected to be unable to compute payment, interest, or delinquency.

         Failure to resolve year 2000 issues presents the following risks to us:

o we could lose customers to other financial institutions, resulting in a loss of revenue, if our data processing operation is unable to process properly customer transactions;

o the Federal Home Loan Bank, the Federal Reserve System, and correspondent banks could fail to provide funds to the banks which could materially impair their liquidity and affect their ability to fund loans and deposit withdrawals;

o concern on the part of depositors that year 2000 issues could impair access to their deposit account balances could result in the banks experiencing deposit outflows prior to December 31, 1999;

o the failure of our commercial and industrial borrowers to adequately resolve their own year 2000 issues could render them unable to continue to make timely loan payments; and

o we could incur increased personnel costs if additional staff is required to perform functions that inoperative systems would have otherwise performed.

         Most of our material data processing that could be affected by this problem is provided by a third party service bureau. If our third party service bureau does not resolve this problem, we would likely experience significant data processing delays, mistakes or failures. These delays, mistakes, or failures could have a significant adverse impact on our financial condition or profitability.

         The amount of stock held by our executive officers and directors and stock benefit plans could make it difficult for stockholders to adopt proposals or approve takeover attempts not supported by management.

         The amount of ownership and control of our stock by directors and executive officers could make it difficult for stockholders to make successful stockholder proposals if they are opposed by management and the Board of Directors. In addition, directors and executive officers could use their voting power to block the approval of transactions, such as business combinations and amendments to FSF's articles of incorporation or bylaws. As of June 30, 1999, our directors and executive officers beneficially owned approximately 564,000 shares of our stock or 17%. In addition, approximately 12% of our common stock is owned by our employee stock ownership plan. Shares owned by our employee stock ownership plan but not yet allocated to the accounts of our employees will be voted by a committee of our non-employee directors.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares being offered by the selling shareholders.

                              SELLING SHAREHOLDERS

         Each of the shareholders named in the following table was either formerly a stockholder of Homeowners Mortgage Corp. or of Insurance Planners of Hutchinson, Inc. Each selling shareholder acquired shares of our common stock in the transaction under which we acquired all of the issued and outstanding shares of Homeowners Mortgage Corp. on November 17, 1998 or the transaction under which we acquired all of the issued and outstanding shares of Insurance Planners of Hutchinson, Inc. on June 1, 1998. Both Homeowners and Insurance Planners are now wholly owned subsidiaries of FSF Financial. Except for certain positions as officers of the subsidiaries, no selling shareholder has had any position, office or other material relationship with us, other than in connection with the acquisition of the companies, within the past three years.

         The shares issued in connection with the acquisitions of Homeowners and Insurance Planners were not registered and are therefor restricted as to resale. As part of each acquisition agreement, we agreed to register at our expense, the shares of FSF Financial common stock issued to the selling shareholders.

         The following table assumes that each selling shareholder sells in this offering all of the shares he or she holds. However, we are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. The percentage of ownership stated in the table is based on 2,841,487 shares, the number of issued and outstanding shares of our common stock as of June 30, 1999.

         Name             Shares Beneficially Owned Before Offering
--------------------      -----------------------------------------
                                       Number             Percent
                          --------------------------  -------------
Dennis W.  Potter                      12,987               *
Murray Swenson                         12,987               *
Robb Torushek                          12,987               *
Elmer Nygaard                           7,784               *
Sherry Nygaard                          7,784               *
Tracy Nygaard                           4,281               *
Brian Nygaard                           4,281               *
Peter Fisher                           19,071               *
Karen Magill                           25,688               *
Nicole Magill                           1,362               *
Travis Magill                           3,113               *
Stephanie Magill                        3,113               *
Tyler Magill                            1,362               *
                                      -------             -----
TOTAL                                 116,800              4.1
                                      =======             =====

-------------------------------
*Less than 1% of the common stock outstanding


                              PLAN OF DISTRIBUTION

         The selling shareholders may from time to time sell all or a portion of the shares. The shares may be sold in one or more transactions:

o    in the over-the-counter market;
o    in the Nasdaq National Market;
o    on any  exchange  on which our  common  stock  may then be  listed;  or
o    a combination of such methods of sale.

         The sales of the shares may take place in negotiated transactions. The shares will be sold at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The selling shareholders may effect the sales of the shares by selling the shares to or through broker-dealers. The broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions. The compensation will be received from the selling shareholders and/or purchasers of the shares for whom the broker-dealers act as agent. The compensation may be in excess of customary commissions.

         The selling shareholders and any broker-dealers or agents participating in the sales may be deemed to be underwriters as that term is defined under the Securities Act of 1933, as amended. Any discount or commission received by them and any profit on the resale of shares as principals would be deemed to be underwriting discounts or commissions under the Securities Act. As of the date of this prospectus, the selling shareholders cannot estimate and we cannot estimate the amount of commissions or discounts that will be paid by the selling shareholders on account of their sales of the shares from time to time.

         We will pay all costs, expenses and fees in connection with the registration of the shares. Commissions and discounts, if any, attributable to the sale of shares will be borne by the selling shareholders. We estimate our expenses to be as follows:

o    Registration Fees                                                   $   450
o    Legal Services                                                        4,000
o    Printing Costs                                                            0
o    Miscellaneous                                                         1,000
                                                                           -----
o    TOTAL                                                               $ 5,450
                                                                          ======


                                     EXPERTS

         The consolidated financial statements from our Annual Report on Form 10-K for the fiscal year ended September 30, 1998, have been incorporated by reference into this prospectus and the registration statement in reliance upon the report of Bertram Cooper & Co., LLP, independent auditors, which is incorporated by reference into this prospectus, and in reliance upon the authority of Bertram Cooper as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for FSF by Malizia Spidi & Fisch, PC, Washington, D.C., counsel to FSF Financial Corp.

                         WHERE TO FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect or copy these materials at the Public Reference Room at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. For a fee, you may also obtain copies of these materials by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operationof the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's website on the Internet at http://www.sec.gov.

         We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. Please refer to the registration statement and its exhibits, and to the documents incorporated by reference into the registration statement, for further information about us and the shares of common stock offered by this prospectus. You may obtain a copy of the registration statement through the public reference facilities of the SEC described above. You may also access a copy of the registration statement by means of the SEC's website at http://www.sec.gov.

         Our common stock is traded on the Nasdaq National Market under the symbol "FFHH." Documents that we have filed with the SEC can also be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference documents that we have filed with the SEC. This means that we can disclose important information to you by referring to those documents, and the information in those documents is considered to be part of this prospectus. Documents that we file later with the SEC will automatically update and supersede this information.

         We incorporate by reference the documents listed below:

          (1) FSF Financial Corp.'s Annual Report on Form 10-K for the year ended September 30, 1998;

          (2) FSF Financial Corp.'s Quarterly Reports on Form 10-Q for the quarters ended December 31, 1989 and March 31, 1999;

          (3) FSF Financial Corp.'s Current Report on Form 8-K filed with the Commission on March 12, 1999;

          (4) FSF Financial Corp.'s Registration Statement on Form 8A declared effective by the SEC in 1994 and any amendment or report filed for the purpose of updating such description; and

          (5) All reports and other documents FSF Financial Corp. files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of this offering.

         You may request from the Secretary of FSF Financial Corp. a copy of any document incorporated by reference, excluding exhibits unless they are specifically incorporated into this prospectus, at no cost, by writing or calling us at:

                               FSF Financial Corp.
                              201 Main Street South
                        Hutchinson, Minnesota 55350-2573
                           Telephone: (320) 234-4500.




================================================================================     ===============================================

You should rely only on the information  contained in this  prospectus.  We have not authorized  anyone to provide you with information  that is different.  This
prospectus does not constitute an offer to sell, or the solicitation of an offer                    116,800 Shares
to buy, any of the securities  offered hereby to any person in any  jurisdiction in which the offer or solicitation would be unlawful. You should not assume that the information provided by this prospectus is accurate as of any date after the
date of this prospectus.                                                                          FSF FINANCIAL CORP.


                         --------------------


                           TABLE OF CONTENTS                                                          Common Stock

                                                                            Page

Special Note of Caution Regarding
  Forward-Looking Statements...........................................        2                    ------------------

Risk Factors...........................................................        3                         PROSPECTUS

Use of Proceeds........................................................        5                    ------------------

Selling Shareholders...................................................        5

Plan of Distribution...................................................        6

Experts................................................................        7

Legal Matters..........................................................        7

Where To Find More Information.........................................        7

Incorporation of Certain Documents by
  Reference............................................................        8                     ___________, 1999





================================================================================     ===============================================

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

*        Registration Fees............................................... $  450
*        Legal Services..................................................  4,000
*        Printing Costs..................................................      0
*        Miscellaneous...................................................  1,000
                                                                           -----
*        Total........................................................... $5,450
                                                                           =====

Item 15. Indemnification of Directors and Officers.

         Sections 302A.521 of the Minnesota Business Corporation Act authorizes a corporation such as the registrant to indemnify officers, directors, employees and agents under certain circumstances. Section 302A.521, subdivision 2 requires indemnification of directors, officers, employees and agents who have been successful on the merits or otherwise in defense of certain actions, suits, proceedings claims, issues and matters, if the person has not been indemnified from another source, acted in good faith, received no improper personal benefit and, in a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and, when acting in an official capacity, reasonably believed the conduct was in the best interest of the registrant. Article XVIII of the Registrant's Articles of Incorporation provides for indemnification of directors, officers and employees under certain circumstances.

         Section 308A.325 of the Minnesota Statutes, 1971 allows for the limitation of liability of directors.
Article XVII of the Registrant's Articles of Incorporation eliminates, under certain circumstances, the liability of the directors of the Registrant.

         The Registrant believes that these provisions assist the Registrant in, among other things, attracting and retaining-qualified persons to serve the registrant and its subsidiaries. However, a result of such provisions could be to increase the expenses of the Registrant and effectively reduce the ability of stockholders to sue on behalf of the Registrant since certain suits could be barred or amounts that might otherwise be obtained on behalf of the Registrant could be required to be repaid by the Registrant to an indemnified party.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act, as amended.

Item 16. Exhibits:

         The  exhibits   filed  as  part  of  this Registration Statement are as
follows:

             4        Common Stock Specimen*
             5        Opinion of Malizia Spidi & Fisch, PC
             10.1     Statement of "Registration Rights," Exhibit C to Merger
                      Agreement with Homeowners Mortgage Corp.
             10.2     Statement of "Subsequent  Registration,"  Section 10.14
                      to Stock Purchase  Agreement with Insurance Planners of
                      Hutchinson, Inc.
             23.1     Consent of Bertram Cooper & Co. LLP
             23.2     Consent of Malizia Spidi & Fisch, PC (included in Exhibit 5)


------------
* Incorporated by reference to the registrant's Registration Statement on Form S-1 filed with the Commission on June 1, 1994 (File No. 333-79570).

Item 17. Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Regulation Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hutchinson, Minnesota, on July 20, 1999.

                                            FSF FINANCIAL CORP.


                                       By:  /s/Donald A. Glas
                                            ------------------------------------
                                            Donald A. Glas
                                            Co-Chair and Chief Executive Officer
                                            (Duly Authorized Representative)

         We, the undersigned directors and officers of FSF Financial Corp., do hereby severally constitute and appoint Donald A. Glas and George B. Loban our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Donald A. Glas and George B. Loban may deem necessary or advisable to enable FSF Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-3, including specifically, but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Donald A. Glas and George B. Loban do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 20, 1999.

/s/ Donald A. Glas                               /s/ Richard H. Burgart
-----------------------------------------        ------------------------------------------------
Donald A. Glas                                       Richard H. Burgart
Co-Chairman of the Board and Chief                   Chief Financial Officer and Treasurer
  Executive Officer                                  (Principal Financial and Accounting Officer)
(Principal Executive Officer)


/s/ George B. Loban                              /s/ Sever B. Knutson
-----------------------------------------        ------------------------------------------------
George B. Loban                                      Sever B. Knutson
Co-Chairman of the Board and President               Director


/s/ Roger R. Stearns                             /s/ James J. Caturia
-----------------------------------------        ------------------------------------------------
Roger R. Stearns                                     James J. Caturia
Director                                             Director


/s/ Jerome R. Dempsey
-----------------------------------------
Jerome R. Dempsey
Director
